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                                                                  EXHIBIT 10.27

                                                               (Orlando, FL-479)




                                 LEASE AGREEMENT


                                     Between


                    TRINET ESSENTIAL FACILITIES VIII N, INC.
                                   as Landlord


                                       and


                       CATERAIR INTERNATIONAL CORPORATION
                                    as Tenant



                            Dated as of May 15, 1993
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

BASIC LEASE INFORMATION

1.   DEMISE OF PREMISES ...................................................    1

2.   USE ..................................................................    1

3.   TERM .................................................................    2

4.   RENTAL ...............................................................    3

5.   NET LEASE; NON-TERMINABILITY .........................................    6

6.   QUIET ENJOYMENT; SALE TO COMPETITORS .................................    7

7.   UTILITY BILLS ........................................................    7

8.   REPAIRS AND MAINTENANCE ..............................................    7

9.   IMPOSITIONS ..........................................................    9

10.  DESTRUCTION OF OR DAMAGE TO PREMISES .................................   11

11.  INSURANCE, HOLD HARMLESS AND INDEMNIFICATION .........................   12

12.  GOVERNMENTAL ORDERS; COVENANTS; LANDLORD CURE;
     PERMITTED CONTEST ....................................................   20

13.  EMINENT DOMAIN .......................................................   24

14.  TERMINATION OF LEASE .................................................   25

15.  DEFAULT: Events of Default ...........................................   26

16.  REMEDIES .............................................................   29

17.  SUBORDINATION ........................................................   31

18.  LANDLORD'S RIGHT OF ENTRY ............................................   32

19.  NOTICES ..............................................................   33

20.  STATUS OF LEASE; FINANCIAL DATA ......................................   34

21.  MECHANICS' LIENS .....................................................   36

22.  END OF TERM ..........................................................   37

23.  ALTERATIONS ..........................................................   39

24.  MEMORANDUM OF LEASE ..................................................   39
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25.  SUBLETTING/ASSIGNMENT ................................................   39

26.  HAZARDOUS MATERIAL ...................................................   39

27.  RIGHT OF FIRST REFUSAL ...............................................   44

28.  MISCELLANEOUS PROVISIONS .............................................   45

ANNEX I.

     DEFINITIONS

EXHIBITS

A.   LEGAL DESCRIPTION

B.   ASSIGNMENT OF LEASE

C.   STATUS REPORT

D.   PERMITTED ENCUMBRANCES

E.   MAINTENANCE SCHEDULE
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      THIS LEASE, made and entered into as of May 15, 1993 (together with all amendments and supplements hereto, this "Lease"), by and between TRINET ESSENTIAL FACILITIES VIII N, INC. a Maryland corporation with offices at Four Embarcadero Center, San Francisco, California 94111 (together, with any successor or assigns, hereinafter called the "Landlord") and CATERAIR INTERNATIONAL CORPORATION, a Delaware corporation, with offices at 7811 Montrose Road, Potomac, Maryland 20854 (together with any permitted successor or assigns, hereinafter called the "Tenant"). Capitalized terms used herein not otherwise defined shall have the meanings specified in Annex I hereto.

                                   WITNESSETH

      In consideration of the covenants and agreements herein contained, the parties hereto mutually agree as follows:

      1. DEMISE OF PREMISES: Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, in its "as is" condition, subject to the existing state of title (without express or implied warranty of Landlord with respect to the condition or fitness of the Premises for a particular use or title thereto), consisting of the land parcel more particularly described in Exhibit A attached hereto and incorporated herein by reference and located at Orlando, Florida and the buildings, structures, improvements now or hereafter located on said land and fixtures (other than Tenant's Trade Fixtures) erected thereon, parking areas and driveways, together with any easements, rights, and appurtenances in connection therewith or belonging thereto all being collectively hereinafter referred to as "the Premises". No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

      2. USE: Tenant shall use and occupy the Premises for any lawful nonresidential purposes so long as such use does not diminish, deteriorate, or alter (except as permitted by Paragraph 23) the physical structure of the Premises, normal wear and tear excepted. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any portion thereof, to substantially diminish (normal wear and tear excepted), or which would constitute a public or private nuisance or waste, and
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Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, third party or the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Premises, or any portion thereof. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises.

      3.    TERM:

      A. The initial term of this Lease (the "Initial Term") shall be for a minimum period of twenty-five (25) years, which term shall begin on the Commencement Date (as that term is hereinafter defined) and shall end on the last day of the month in which the twenty-fifth anniversary of the Commencement Date occurs, subject (in the event that the Initiating Date occurs after the fifth anniversary of the Commencement Date) to automatic extension to the date that is the 20th anniversary of the Initiating Date and subject to extension pursuant to Paragraph 26D (the "Lease Expiration Date").

      B. The term "Commencement Date" shall mean June 3, 1993 (the "Closing").

      C. Tenant shall have the right, at its option, to renew this Lease, for four (4) renewal terms (each, a "Renewal Term") of five (5) years each (individually, the First, Second, Third and Fourth Renewal Terms). The First Renewal Term shall commence on the day after the Lease Expiration Date and shall terminate on the fifth (5th) anniversary of the Lease Expiration Date. Each of the Second, Third and Fourth Renewal Terms shall commence on the day after the date of expiration of the immediately preceding Renewal Term and shall terminate on the fifth (5th) anniversary of the termination of the immediately preceding Renewal Term. (Each such Renewal Term commencement date shall be referred to herein as the "Renewal Term Commencement Date" with respect to the related Renewal Term and each such Renewal Term expiration date shall be referred to herein as the "Renewal Term Expiration Date" with respect to the related Renewal Term.) The option to renew the Term of this Lease as


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described above shall be by written notice to Landlord at least 18 months prior to the Lease Expiration Date or 12 months prior to the Renewal Term Expiration Date of the then current term, as the case may be. Subject to the provisions of Paragraph 4, the terms and conditions of this Lease shall apply to any Renewal Term with the same force and effect as if such Renewal Term had originally been included in the term of the Lease. The right of Tenant to have any renewal of the Term of this Lease shall be conditioned upon Tenant not being then in default under the Lease beyond the applicable cure periods and upon the Lease being in full force and effect as of the Renewal Term Commencement Date. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term, except that the minimum rent shall be as provided for in Paragraph 4. The Initial Term, together with any Renewal Terms, shall constitute the "Term" of this Lease.

      4.    RENTAL:

      A. Tenant agrees to pay fixed rent ("Fixed Rent") to Landlord without notice, by check sent to Landlord at such address as shall be provided by Landlord to Tenant, provided that such check shall be received by Landlord in sufficient time that the funds will be received by the Fixed Rent due date, or to such other persons or place as may be provided by written notice from the person then entitled to receive the Fixed Rent, in equal installments in advance on or before the first day of each month as specified in the Basic Lease Information.

      If Fixed Rent is not paid when due, interest shall accrue thereon at the Overdue Rate until payment is made. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent, Additional Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Fixed Rent or any other sum due to Landlord from Tenant shall not have been received by Landlord or Landlord's designee within fifteen (15) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to two percent (2%) of such overdue amount, together with interest on such overdue amount at the Overdue Rate. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's


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default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder; provided that nothing contained herein shall relieve Landlord of a duty to mitigate damages under applicable law.

      B. The Fixed Rent for each Renewal Term shall be payable in equal monthly installments in advance on or before the first day of each month as provided in the Basic Lease Information.

      C. If, at any time from the first day of the month following the fourth anniversary of the Commencement Date through the last day of the month in which the seventh anniversary of the Commencement Date occurs (the "Initiating Date"), Tenant obtains a BBB- or better investment grade credit rating from Standard & Poors Corporation and a Baa3 or better investment grade credit rating from Moody's Investors Services, Inc. for its senior debt obligations, and such investment grade credit ratings are maintained for 12 consecutive months (the "Lookback Period"), then:

      (i) on the first day of the month following the Lookback Period, the annual Fixed Rent shall be reset to equal the Fixed Rent on the Initiating Date less an amount equal to the Purchase Price multiplied by the lesser of (a) 1.0%, or (b) the difference between
            (x) the Fixed Rent on the Initiating Date (calculated as a percentage of the Purchase Price), and (y) the yield for 10-year Treasury bills plus 275 basis points. The yield for use in the foregoing calculation will be as shown in the Treasury Constant Maturity Series in statistical release H.l5(519) of the Federal Reserve Board; or if that release is unavailable, a comparable publication.

      (ii) the annual Fixed Rent specified in the Basic Lease Information shall be increased at the end of every 30-month period measured from the Initiating Date by an amount equal to the annual Fixed Rent prior to such increase multiplied by the greater of 5.72028% or 56.25% of the increase in the CPI over the prior 30-month period. Such increase in the Fixed Rent shall not be greater than 11.632519% of the annual Fixed Rent immediately prior to the increase.

      D. If at any time from the first day of the month following the Initiating Date, Tenant obtains an A- or better investment grade credit rating from Standard & Poors Corporation and an A3 or better investment grade credit rating from Moody's Investors Services, Inc. for its senior debt obligations, and


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such investment grade credit ratings are maintained during the Lookback period, then:

      (i) on the first day of the month following the Lookback Period, the annual Fixed Rent shall be reset to equal the Fixed Rent on the Initiating Date less an amount equal to the Purchase Price multiplied by the lesser of (a) 2.0%, or (b) the difference between
            (x) the Fixed Rent on the Initiating Date (calculated as a percentage of the Purchase Price) and (y) the yield, determined as provided above, for 10-year Treasury obligations plus 225 basis points.

      (ii) the annual Fixed Rent specified in the Basic Lease Information shall be increased at the end of every 30-month period measured from the Initiating Date by an amount equal to the annual Fixed Rent prior to such increase multiplied by the greater of 5.72028% or 56.25% of the increase in the CPI over the prior 30-month period. Such increase in the Fixed Rent shall not be greater than 11.632519% of the annual Fixed Rent immediately prior to the increase.

      E. If, at any time from the first day of the month following the Initiating Date, Tenant obtains either of the required investment grade ratings indicated in subparagraphs C and D, but not both and such investment grade credit ratings are maintained during the Lookback Period, then:

      (i) on the first day of the month following the Lookback Period, the annual Fixed Rent shall be reset to equal the Fixed Rent on the Initiating Date less an amount equal to the Purchase Price multiplied by the lesser of (a) 1.5%, or (b) the difference between
            (x) the Fixed Rent on the Initiating Date (calculated as a percentage of the Purchase Price) and (y) the yield, determined as provided above, for 10-year Treasury obligations plus 250 basis points.

      (ii) the annual Fixed Rent specified in the Basic Lease Information shall be increased at the end of every 30-month period measured from the Initiating Date by an amount equal to the annual Fixed Rent prior to such increase multiplied by the greater of 5.72028% or 56.25% of the increase in the CPI over the prior 30-month period. Such increase in the Fixed Rent shall not be greater than 11.632519% of the annual Fixed Rent immediately prior to the increase.


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      In no event shall the calculation required by subparagraphs C(i), D(i) and
E(i) above result in an increase in Fixed Rent.

      5. NET LEASE; NON-TERMINABILITY: (a) This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant, whether as the purchase price for the Premises or otherwise, shall be paid without notice (except as expressly provided herein), demand, setoff, counterclaim, abatement, suspension, deduction or defense.

      (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as provided in paragraph 14), nor shall Tenant be entitled to any abatement or reduction of rent hereunder (except as otherwise expressly provided herein), nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause, (ii) subject to paragraph 14, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise,
(iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein, (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, (vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof or
(viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease.

      (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.


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      (d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein. It is not the intent of the parties hereto to restrict in any way Tenant's other remedies, whether at common law or under statute.

      6.    QUIET ENJOYMENT; SALE TO COMPETITORS:

      (a) Landlord covenants with Tenant, that upon the payment of the Fixed Rent and Additional Rent and the performance in all material respects of all the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord.

      (b) So long as Tenant is not in any material default under this Lease, Landlord shall not sell all or any portion of the Premises to any entity engaged, either directly or indirectly, in the airline food service industry without Tenant's prior written consent, provided however, that this provision shall not apply if such entity is a passive owner unable to exercise control over the operation of the Premises, or during the continuance of an Event of Default.

      7.    UTILITY BILLS:

      Tenant shall pay as Additional Rent before they become delinquent any water, sewer, gas, fuel, electricity, light, heat power and all other utility bills for the Premises and the business conducted thereon.

      8.    REPAIRS AND MAINTENANCE:

      (a) Tenant shall, at its own sole cost and expense, keep the Premises in good order and condition, normal wear and tear and damage covered by insurance excepted, at all times on and after commencement of the Term to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall promptly and adequately repair the Premises and all its component parts, and replace or repair all landscaping and all damaged or broken fixtures, other than trade fixtures, and appurtenances.

      In addition, Tenant shall timely and properly maintain all of the Premises including, but not necessarily limited to, mechanical systems, electrical systems, plumbing and sewage


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systems, foundations and floor slabs, glazing systems, structural steel, masonry walls and wall enclosures, and water tightness of all curtain walls by a qualified stationary engineer or otherwise, in accordance with the greater standard of

      (i)   the customary maintenance by prudent operators in the industry;

      (ii) that which is necessary so as not to void, diminish, or impair any warranty for such component from time to time in effect; and

      (iii) that which is necessary to preserve and protect the useful life of such component, ordinary wear and tear excepted.

In addition, Tenant shall maintain and repair, or cause others to maintain and repair or replace, as the case may be, the roof, and repair any material defect in materials or workmanship relating to the foundation, columns, and structural steel which comprise a part of the Premises. Landlord, not more frequently than annually during the Term (except in the event of an emergency or extraordinary condition), may cause independent private inspectors, qualified in the specific discipline, to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant's compliance under this Section.

      If the Tenant does not timely or properly perform repairs as above provided, Landlord may, but is not required to, after twenty (20) days' notice to Tenant, make such repairs, replacements or maintenance in a reasonably diligent fashion, and Tenant shall pay Landlord forthwith upon being billed for same by Landlord the cost thereof plus all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs, replacements and maintenance.

      Landlord may, but shall not be required to, enter the Premises personally or through independent contractors at all reasonable times upon reasonable notice (except in the case of an emergency) to inspect the Premises, and to make such repairs, alterations, improvements and additions to the Premises or to any equipment or fixtures located on the Premises as Landlord deems reasonably necessary and which Tenant failed to do as required in this Lease.

      (b) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or the equipment therein),


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whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

      (c) Prior to the commencement of the Lease Landlord received an engineering study of the Premises performed by Eckland Consultants Inc. Exhibit E attached hereto shows a list of those matters which must be corrected. Tenant agrees to correct the matters listed on Exhibit E, at Tenant's sole cost and expense, to be completed no later than the dates set forth on Exhibit E.

      9. IMPOSITIONS: (a) Tenant covenants and agrees to pay, during the Term, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, utility bills referred to in Paragraph 7, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges; and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Premises are subject incurred in the use, occupancy, operation, leasing or possession of the Premises (excluding any income taxes on the Fixed Rent imposed on Landlord, it being the intent of the parties hereto that any tax on the net income derived from the Fixed Rent payable in respect to the Premises imposed by any governmental authority shall be paid by Landlord), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be payable. Tenant shall pay all special (or similar) assessments or installments thereof (including interest thereon) for public improvements or benefits which, during the Term shall be laid, assessed, levied or imposed upon or become a lien upon the Premises and which are payable during the Term, or any portion thereof; provided, however, that if by law any special assessment is payable or, at the option of the party obligated to make such payment, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all real estate taxes,


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whether heretofore or hereafter levied or assessed upon the Premises, or any portion thereof, which are due and payable during the Term. At the end of the Term of the Lease, Tenant's obligation to pay such taxes shall be prorated in the event the tax period and the Term are not coextensive.

      (b) Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, gross levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in this Lease.

      (c) Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition, is due and unpaid at the time of making or issuance of such certificate, advice or bill.

      (d) Upon the occurrence of an Event of Default and after the conclusion of any cure period following an Event of Default hereunder, Tenant shall pay to Landlord, at Landlord's written demand, the known or estimated yearly real estate taxes and assessments, payable with respect to the Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments, next payable with respect to the Premises. From time to time, after a default hereunder, Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate.


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      If the total monthly payments made by Tenant pursuant to this Section shall exceed the amount of payments necessary for said taxes and assessments, such excess over $1,000.00 shall be promptly paid to the Tenant and the balance shall be credited on subsequent monthly payments of the same nature. However, if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. All such deposits made by Tenant pursuant to this Paragraph 9(d) shall be deposited in a federally insured institution reasonably satisfactory to Landlord and Tenant, and all interest earned thereon shall accrue to the benefit of Tenant. Payment by Tenant of real estate taxes, assessments, under this Paragraph shall be considered as performance of such obligation under the provisions of Paragraph 9(a) hereof.

      10.   DESTRUCTION OF OR DAMAGE TO PREMISES:

      (a) Tenant covenants that in case of damage to or destruction of any or all of the buildings, structures and improvements (collectively, the "Improvements") upon the Premises by fire or any other cause, insured or uninsured, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the Improvements so damaged or destroyed as nearly as practicable to the condition, quality and class thereof immediately prior to such damage or destruction, or with such changes or alterations as Tenant shall elect to make in conformity with Paragraph 23 of this Lease. This Lease shall continue, with Fixed Rent and Additional Rent unabated. In performing its obligations under this Paragraph 10, Tenant shall be entitled to insurance proceeds under the terms and conditions set forth in Paragraph 11 hereof. Landlord shall have the right to approve the plans and specifications for the work of repair, replacement or rebuilding, such approval not to be unreasonably withheld or delayed. Tenant shall diligently obtain all necessary permits for such work or repair and shall maintain builder risk insurance in amounts reasonably satisfactory to Landlord until completion of such work. Such restoration, repairs, replacement or rebuilding shall be commenced promptly and prosecuted with diligence, subject to unavoidable delays and force majeure.

      (b) If all or substantially all of the Premises are destroyed as a result of fire or other casualty, then the provisions of Paragraph 14 shall apply.


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      11.   INSURANCE, HOLD HARMLESS AND INDEMNIFICATION:

      (a) Tenant at its sole cost and expense shall obtain and continuously maintain in full force and effect during the Term "All-Risk" policies of property insurance including damage by fire and the perils commonly covered under the special causes of loss, and also including the perils of earthquake and flood, covering real and personal property and loss of business income, including all of the Improvements, alterations, additions and changes on or at the Premises, which insurance shall be for the benefit of Landlord (as an additional insured and loss payee) and Tenant, as their interests may appear, and also protecting the insurable interests of any other entity the Landlord may designate from time to time, including but not limited to mortgagee(s) or trust deed holder(s), additional insured(s), loss payee(s), or others (hereinafter referred to as "Property Insurance").

      Such Property Insurance shall:

      (i) be written with companies licensed to do business in the State where the Premises are located, having a current A.M. Best rating of A- or better and a current A.M. Best Financial Size Category of VII or better;

      (ii) insure the interest of Landlord's mortgagee(s) or trust deed holder(s) additional insured(s), loss payee(s), or other entities Landlord may designate from time to time, under standard mortgagee clauses, lender's loss payable endorsements, or other prescribed forms, effective as of the Commencement Date; and

      (iii) be maintained continuously throughout the Term hereof; and

      (iv) provide for a deductible no greater than $100,000 per occurrence for the peril of flood, and a deductible no greater than $25,000 per occurrence for all other perils (other than earthquake). For losses to any unit of insurance caused by earthquake in Florida, a deductible no greater than 2% of the value of such unit of insurance (subject to a minimum deductible not exceeding $100,000 per occurrence) shall apply. For the purposes of applying the earthquake deductible, a unit of insurance shall consist of all the following items taken as a whole: (a) each separate building or structure, (b) the contents of each separate building or structure, and (c) 12 months business income (net profit or loss before income taxes that would have been earned or incurred, including payroll) attributable to each separate building. To the extent such coverage is either not commercially available at logical cost (i.e., in terms of availability, standard industry practice and cost effectiveness) or Tenant desires to increase the amount of the deductible, the deductible pursuant to this Paragraph 11(a)(iv) may be increased subject to Landlord's and Tenant's mutual agreement, such agreement not to be unreasonably withheld.

      At all times, the Property Insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements, alterations, additions and changes on or at the Premises. Full Replacement Cost shall be interpreted to mean the cost of repairing or replacing the improvements, alterations, additions and changes on or at the Premises with property of like kind and quality, determined at the time of loss, without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, interest charges, permit fees, administrative and supervisory fees connected with the restoration or replacement of such Improvements in the event of damage thereto or destruction thereof. Any co-insurance penalty, deductible, or self-insured retention applicable shall be the sole responsibility of, and shall be paid by, Tenant.

      (b) During the Term, Tenant, at its sole cost and expense, but for the benefit of Landlord, (as an additional insured) and also protecting the insurable interests of any other entity the Landlord may designate from time to time, including but not limited to Landlord's mortgagee(s) or trust deed holder, additional insured(s), loss payee(s), or other entities Landlord may designate from time to time, shall obtain and continuously maintain, in full force and effect, the following insurance coverage written with companies licensed to do business in the State where the Premises are located, having a current A.M. Best Rating of A- or better and a current A.M. Best Financial Size Category of VII or better or, if such companies are not rated by A.M. Best, then companies of equivalent size and conditions:

      (i) Commercial general liability insurance or comprehensive general liability insurance with broad form comprehensive liability endorsement, applying to

            Premises and operations (including coverage for property damage resulting from the explosion, collapse, and underground hazards), products and completed operations, contractual liability, broad form property damage, and personal injury, all with a minimum combined single limit of $1,000,000.00 each occurrence and $2,000,000.00 general aggregate per location.

      (ii) Automobile Liability applying to any owned, hired and non-owned automobiles, with a minimum combined single limit of $1,000,000.00 each accident.

      (iii) umbrella liability with a minimum combined single limit of $25,000,000.00 each occurrence and a minimum aggregate limit per location of $25,000,000.00

      (iv) Such other insurance which is commercially available at logical (i.e., in terms of availability, standard industry practice and cost effectiveness) cost, and in such amounts as may from time to time be required by Landlord, against other insurable hazards or occurrences which at the time are commonly insured against in the case of premises, operations, and/or buildings or improvements similar in nature, construction, design, general location, use, and/or occupancy, to those on the Premises.

      (c) Tenant shall maintain a policy or policies of statutory workers' compensation insurance covering all employees in amounts required by applicable state law and employers' liability with minimum limits of $100,000.00 each accident, $100,000.00 disease-each employee, and $100,000.00 disease-policy limit.

      (d) Each policy of insurance required under this Paragraph 11 shall have attached thereto

      (i) an endorsement that such policy shall not be cancelled or materially changed without at least sixty (60) days prior written notice to Landlord, except in the case of non-payment of premium, in which case there shall be at least ten (10) days prior written notice; and

      (ii) A Lender's Loss Payable Endorsement Form 438BFU (with respect to insurance described in Paragraph 11(a)).

      To the extent the foregoing endorsements are not obtainable in precisely the form prescribed, Tenant shall obtain reasonably similar endorsements. All policies of insurance shall be written in such form and shall be distributed in such companies as shall be satisfactory to Landlord. Certificates of Insurance (ACORD 25-S) and Evidence of Property Insurance (ACORD 27) (collectively, the "Certificates") shall be delivered to Landlord accompanied by, or Tenant shall provide, as appropriate, evidence satisfactory to Landlord that the premiums thereon have been paid currently. Such Certificates and evidence of payment shall be delivered to Landlord on or before the Commencement Date. Prior to the expiration of such policies, Certificates of all renewal or replacement policies, plus evidence of current premium payment, shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current policy term. Insurance binders evidencing the binding of policies of insurance or the renewals thereof for the coverage specified shall be accepted in the event such Certificates are not available at the time in question, for a temporary duration, pending policy issuance. Within thirty (30) days of written request, Tenant shall cause Certificates to be delivered to Landlord, or deliver a letter to Landlord from the underwriter(s) stating the reasons for the delay, and stipulating when Certificates will be available. In no event shall the insurance for the coverage specified be allowed to lapse. Copies of Tenant's insurance policies shall be made available for inspection by Landlord or its designee or Mortgagee or Mortgagee's designee during normal business hours at Tenant's address.

      Nothing in this Paragraph 11 shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs under a blanket insurance policy or policies which may cover other properties owned, operated, leased or occupied by Tenant as well as the Premises.

      Such policy of blanket insurance shall specify the amount exclusively allocated to the Premises, or in lieu thereof, Tenant shall furnish Landlord and the holder of any mortgage or trust deed with a written statement from the insurer's authorized representative or broker specifying the values reported for the Premises at inception for premium determination purposes.

Further, such policies of blanket insurance shall, as respects the Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Paragraph 11.

      (e) In the event of lost or damage to the Premises or in the event of any claim in connection with the injury to death of any person or the damage of any property arising out of or occurring at the Premises or arising out of operations at the Premises, Tenant shall promptly notify Landlord thereof in writing, and shall prepare and present timely claims to the appropriate insurers on behalf of Tenant, Landlord and any assignee or mortgagee of Landlord.

      (f) The proceeds of any property claim for damage to the premises, net of any collection expenses, shall be paid to or deposited with either a bank or trust company having an office in the State of Florida and designated by Landlord (herein called the "Proceeds Trustee") in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. In the event Landlord mortgages the Premises with a first mortgage, the mortgagee thereunder (regardless of its location) may, at its option, be appointed Proceeds Trustee for so long as such first mortgage remains outstanding. Insurance proceeds shall be deposited in an interest bearing account (if available) and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be co-signed by the Proceeds Trustee and Tenant. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee upon receipt by Landlord and Proceeds Trustee of the following:

      (i) A certificate signed by a licensed architect or engineer selected by Tenant, subject to the approval of Landlord (such approval not to be unreasonably withheld or delayed) and also signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

            a. that the sum then requested to be disbursed either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered and furnished certain labor and materials for the work; giving a brief description of such services rendered and materials placed in use on the Premises and the principal subdivisions or categories thereof and the amounts so paid or due to each of said persons in respect thereof, and stating the progress of the work up to the date of said certificate;

            b. that the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the cost of the work as actually accomplished up to the date of such certificate (less ten percent (10%) of such cost which shall be retained by the Proceeds Trustee to be disbursed following completion of the work to be done by the named contractor);

            c. that, to the best of their knowledge, except for the amounts, if any, stated in said certificate pursuant to the foregoing clause (i) of this paragraph to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work, which, if unpaid, might become the basis of a vendor's, mechanic's laborer's, materialman's statutory or similar lien upon Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof; and

            d. that the amount remaining in the possession of the Proceeds Trustee after disbursement of the sum then requested at least equals the estimated unpaid costs to complete the work (and if insufficient funds remain, Tenant shall deposit additional funds with the Proceeds Trustee sufficient to enable the architect or engineer to make the foregoing certification).

      (ii) A certificate signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance that, to the best knowledge of Tenant, after due inquiry;

            a. all materials and all property described in the certificate are free and clear of all liens and encumbrances, except such as may secure indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate, which liens and encumbrances will be discharged upon payment of such indebtedness and encumbrances to which this Lease is subject; and

            b. that no default hereunder has occurred which has not been remedied.

      (iii) Evidence reasonably satisfactory to the Proceeds Trustee and Landlord showing that there has not been filed or recorded with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof any vendor's, mechanic's, design professional's, laborer's or materialman's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be disbursed.

      (iv) Lien waivers from each person entitled to a mechanics' or materialmen's lien against the Premises by reason of such work.

      (v) Upon compliance with the foregoing provisions, the Proceeds Trustee shall, out of the deposited sums, disburse to the persons named in the certificate furnished the respective amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said certificate to have been paid by Tenant.

      (vi) At any time after the completion in full of the work, the whole balance of the deposited sums not theretofore disbursed pursuant to the foregoing provisions of this paragraph 11(f) shall be disbursed to or upon the order of Tenant, upon receipt by the Proceeds Trustee of:

            a.    a certificate signed by Tenant, dated not more than thirty
                  (30) days prior to the application for such disbursement, setting forth in substance the following:

                  (1)   that the work has been completed in full;

                  (2) that all amounts which Tenant is or may be entitled to have disbursed under the foregoing provisions of this Paragraph 11(f) on account of services rendered or materials furnished in connection with the work and placed in use on the Premises have been disbursed under said provisions;

                  (3) that all amounts for whose payment Tenant is or may become liable in respect of the work have been paid in full except to the extent, if any, of any retainage and which retainage shall be applied to the final payments of the amounts due; and

                  (4) that no default has occurred hereunder which has not been remedied;

            b. a copy of the final plans and specifications of the improvements on the Premises, which plans and specifications shall be delivered to Landlord;

            c. an official search or a certificate of a title company reasonably satisfactory to the Proceeds Trustee showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof, any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record;

            d. a certificate of completion signed by the supervising architect or engineer referred to in Paragraph 11(f)(i) above; and

            e. a certificate of occupancy or equivalent governmental approval.

      No such damage or destruction shall release Tenant from any obligation hereunder for Fixed Rent, Additional Rent or other sums payable under this Lease.

      Any insurance proceeds remaining after completion of the reconstruction as specified in Paragraph 11(f)(vi) above shall be paid to Tenant.

      (g) To the fullest extent permitted by law, Tenant shall protect, defend, indemnify and hold Landlord, its direct or indirect partners, and any and all respective members, partners, executive officers, directors, stockholders, agents and employees of the aforementioned, any mortgagee and their respective successors and assigns and any other individual or entity to whom a duty is owed (collectively), the Landlord Group) harmless from and against any and all claims, losses, and judgments, liabilities, damages, causes of action, costs and expenses

(including, without limitation, reasonable attorney's fees and reasonable investigative and discovery costs), arising from Tenant's use of the Premises (including all common areas) and the ways adjoining the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises (including all common areas) and the ways adjoining the Premises, or elsewhere and shall further protect, defend, indemnify and hold Landlord Group harmless from and against any and all claims, losses, judgments, liabilities, damages, causes of action, costs and expenses (including, without limitation, reasonable attorney's fees and reasonable investigative and discovery costs), arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence (active, passive, or otherwise), willful misconduct, acts, or omissions of Tenant, or any of Tenant's agents, contractors or subcontractors, employees, servants, customers, invitees, subtenants, any other individual or entity, and from and against all costs and expenses (including, without limitation, reasonable attorney's fees and reasonable investigative and discovery costs) actually incurred, in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against a member of Landlord Group by reason of any such claim, Tenant upon notice from any member of Landlord Group shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord Group or selected by the insurance carrier. Tenant, as a material part of the consideration to Landlord, assumes all risk of damage to property or injury to or death of persons, in, upon or about the Premises arising from any cause and Tenant waives all claims in respect thereof against Landlord unless caused by the willful or sole negligent act of Landlord, its direct or indirect partners, or the respective members, partners, executive officers, directors, stockholders, agents and employees of the aforementioned.

      12.   GOVERNMENTAL ORDERS; COVENANTS; LANDLORD CURE; PERMITTED CONTEST:

      A. Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including, without limitation, the American with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the

Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of Paragraph 11 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

      B. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Paragraph 9, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Paragraph 11, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after ten (10) days prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

      (i) pay after said ten (10) days' written notice to Tenant, any Imposition payable by Tenant pursuant to the provisions of Paragraph 9;

      (ii) take out, pay for and maintain any of the insurance policies provided for in this Lease; or

      (iii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance provided Tenant is continuously, diligently and in good faith prosecuting such performance.

Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor and all such action taken by Landlord shall be in a reasonably diligent fashion. All sums so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate, shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

      C. If Tenant desires to contest the validity, amount, propriety, or accuracy of any Imposition, Tenant shall notify Landlord of same which notice shall state the nature of the Imposition being contested and the grounds for such contest. Within fifteen (15) days of Landlord's receipt of such notice Landlord will notify Tenant that (i) Landlord will contest the Imposition in question, or (ii) that Landlord consents to the contest by Tenant. If Landlord fails to so notify Tenant, it shall be presumed that Landlord has elected (ii). If Landlord agrees to the contest the Imposition, it may do so on the grounds described in Tenant's notice, and all the costs, expenses, fees or other obligations incurred by Landlord in conducting such challenge shall be deemed Additional Rent hereunder. If Landlord, either actively or by default, elects
(ii) above, Tenant shall have the right, at its own expense, to contest the amount, propriety, accuracy, or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless non-payment, would not cause a lien to be filed against title to the Premises or would otherwise jeopardize title to the Premises or Tenant's leasehold interest therein; in which event, notwithstanding the provisions of Paragraph 9(a) hereof, Tenant may postpone or defer payment of such Imposition. However, if Landlord reasonably deems Tenant to be financially unsound, Tenant shall deposit with Landlord cash or a certificate of deposit payable to Landlord issued by a national bank or Federal savings and loan association in the amount of the Impositions so contested and unpaid, together with all interest and penalties which may accrue, in Landlord's reasonable judgment, in connection therewith, and all charges that may or might be assessed against or become a charge on the Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including reasonable attorney's fees) and other liability (including reasonable costs incurred by Landlord) accruing in any such proceedings.

      Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Upon such payment, Landlord shall return all amounts or certificates of deposit deposited with it in respect to the contest of such Imposition, as aforesaid along with any interest earned thereon as a result of an investment thereof, at Tenant's request and expense, in a Federally insured security or account. However, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant.

      Landlord shall not be required to join in any proceedings referred to in this Paragraph 12(C) unless the provisions of any law, rule or regulations at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings and Tenant agrees to bear the entire obligations therefor. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon. Cash deposits shall bear interest as above provided if the investment thereof is so requested by Tenant.

      13.   EMINENT DOMAIN:

      (a) If less than substantially all of the Premises shall be taken for public or quasi-public purposes, having a material impact on Tenant's operations, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken as nearly as practicable to the condition, quality and class thereof immediately prior to such taking, or with such changes or alterations as Tenant shall elect to make in conformity with Paragraph 23 of this Lease. In performing its obligations, Tenant shall be entitled to condemnation proceeds under the same terms and conditions set forth for casualty proceeds in Paragraph 11 hereof. Any condemnation proceeds in excess of the amount claimed by any lender of Landlord, and such amounts as are made available to Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any separate award made by the condemning authority in respect of business interruption or business relocations.

      (b) If the Landlord is entitled to condemnation proceeds as describing the next to last sentence of Paragraph 13(a), each installment of Fixed Rent thereafter payable hereunder shall be reduced by a fraction thereof, the numerator of which shall be the proceeds retained by Landlord and the denominator of which shall be the Purchase Price specified in the Basic Lease Information.

      (c) If all or substantially all of the Premises shall be taken for public or quasi-public purposes, then the provisions of Paragraph 14 of this Lease shall apply.

      14.   TERMINATION OF LEASE:

      (a) If all or substantially all of the Premises are either destroyed as a result of fire or other casualty, or taken for public or quasi-public purposes, and the Premises are therefore rendered unsuitable for restoration for continued use and occupancy in Tenant's business, then Tenant shall, not later than thirty
(30) days after such occurrence, deliver to Landlord (i) notice of its desire to terminate this Lease with respect to the Premises on the next due date for the Fixed Rent payment, (the "Termination Date") which occurs not less than 45 days after the delivery of such notice and (ii) a certificate of the President or Vice President of Tenant describing the event giving rise to such termination and stating that Tenant has determined that such event has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant's business, and (iii) a certificate signed by the Tenant to the effect that termination of this Lease with respect to such Premises will not be in violation of any operating or similar agreement then in effect. Such notice to Landlord shall be accompanied by an irrevocable offer by Tenant to purchase on the Termination Date any remaining portion of the Premises at a price equal to the greater of
(a) the unencumbered fair market value of the Premises determined by agreement of the parties hereto, or (b) the Purchase Price specified in the Basic Lease Information. The costs associated with such conveyance, including transfer taxes and recording fees, shall be paid by Landlord to the extent the price being paid for the Premises exceeds the Purchase Price specified in the Basic Lease Information, and by Tenant to the extent such costs would reduce Landlord's net receipts below such Purchase Price. Landlord may reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice (which offer Landlord may not reject without the first mortgagee's consent if there is a mortgage then on the Premises which is the subject of such offer to which Landlord is a party). Unless Landlord shall have rejected such offer in accordance with this paragraph (with the mortgagee's consent as aforesaid), Landlord shall be conclusively presumed to have accepted such offer, and, on the Termination Date, shall convey to Tenant the remaining portion of the Premises free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the express written consent of the Tenant), along with the right to receive any insurance or condemnation proceeds, as the case may be.

      (b) If Tenant does not give notice of its intention to terminate this Lease as provided herein, then this Lease shall continue in full force and effect, and Tenant shall, at its expense, rebuild, replace or repair any damage to the Premises caused by such event in conformity with the requirements of Paragraph 11 so as to restore the Premises (as nearly as practicable) to the same condition, size, quality of workmanship, and market value thereof immediately prior to such occurrence.

      15.   DEFAULT: Events of Default.

      The following events, following the expiration of the applicable cure periods, in this Paragraph are sometimes referred to as an "Event of Default":

      (a) If default shall be made in the payment of Fixed Rent and such default shall continue for five (5) business days after notice from Landlord (provided that after giving one such notice, any such default occurring within 12 months shall become an Event of Default without the giving of notice) or if default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease or the payment to Landlord of any other sum due under the terms of any other agreement between Landlord and Tenant;

      (b) If default shall be made in the observance or performance of any of the other covenants in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately; provided, however, the time allowed Tenant (except in the instance of hazardous conditions or conditions which expose Landlord to criminal liability) within which Tenant is permitted to cure the same shall be extended for such period as may be necessary for the curing provided Tenant is continuously, diligently and in good faith prosecuting such cure;

      (c) If any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect in any material respect when made;

      (d) If the interests of Tenant in this Lease shall be levied on under execution or other legal process and same is not removed or stayed within thirty (30) days;

      (e) If any voluntary petition of bankruptcy or for corporate reorganization or for the appointment of a receiver or any similar relief shall be filed by Tenant;

      (f) If any involuntary petition of bankruptcy shall be filed against tenant under any Federal or State bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days of the filing thereof;

      (g) If a receiver shall be appointed for Tenant or any of the property of Tenant by any court and any such receiver shall not have been discharged within ninety (90) days from the date of his appointment;

      (h)   If Tenant shall make an assignment for the benefit of creditors;

      (i) If Tenant shall admit, in writing, Tenant's inability to meet Tenant's debts as they mature;

      (j)   If Tenant shall abandon the Premises;

      (k) If the consolidated net worth of Tenant determined in accordance with generally accepted accounting principles shall be less than $75,000,000;

      (l)   If: (i) there are any outstanding obligations under the Amended and
                  Restated Credit Agreement, dated as of December 20, 1990, by and among Tenant, Caterair Chateau Canada Limited, Banque Paribas (as Administrative Agent) on behalf of certain lenders (the "Lenders") (as the same has been and may hereafter be amended or restated or otherwise modified from time to time, including any refinancing thereof, the "Credit Agreement"), and so long as Banque Paribas or any other person acting on behalf of the Lenders (an "Agent") has agreed, with respect to the Credit Agreement, to give Landlord notice of acceleration of the maturity thereof contemporaneously with the giving of any such notice to Tenant, then the acceleration of the maturity of any amounts due under the Credit Agreement by the Agent or the Lenders shall constitute an Event of Default hereunder; or

            (ii) there are no outstanding obligations under the Credit Agreement, then any default shall occur in the payment of any outstanding indebtedness of $10,000,000 or more, or such lesser indebtedness as shall be material to the financial condition of Tenant;

      (m) If a final judgment shall be entered in an amount greater than $5,000,000 which creates a default under any mortgage, lease or loan agreement of Tenant, or which affects Landlord's interest in the Premises; or

      (n) If an Event of Default shall occur under any other lease between Landlord and Tenant dated as of the date hereof.

      Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues the Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, but subject to Paragraph 16F hereof may have any one or more of the remedies provided in this Paragraph 15 or elsewhere in this lease, in addition to all other remedies and rights provided at law or in equity.

      16. REMEDIES: In the event of any such Event of Default, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach or covenant, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

      A. Immediately or at any time thereafter while such Event of Default continues, mail a notice of termination addressed to Tenant and proceed pursuant to and with due process of law, to repossess the same without prejudice to any remedies which might otherwise be used for arrears of rent or prior to breach of covenant, and upon such notice as aforesaid this Lease shall terminate, but Tenant shall remain liable for its default hereunder as hereinafter provided. Tenant shall have the right to cure any default until the expiration of the applicable cure period, if any, following notice by Landlord, as specified above. Where Landlord has given notice as provided for above, no further notice shall be required to effectuate a termination of the Lease, which termination shall occur automatically unless the default is cured within the time periods provided.

      B. Terminate Tenant's right to possession of the Premises by court order or any lawful means, in which case Tenant's right to possession under this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; reasonable expenses of reletting, including necessary renovation and alteration of the Premises (which reletting shall be restricted to operations similar to Tenant's operations, or to warehouse or distribution center facilities); reasonable attorney's fees and any real estate commissions actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commissions paid by Landlord applicable to the unexpired Term of this Lease.

      C. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

      D. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Florida. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due until paid at the Overdue Rate.

      E. At any time after any such termination of this Lease or re-entry or repossession of the Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Paragraph 16B, Landlord shall have the option to require payment from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), whichever amount Landlord shall select:

            (a) an amount equal to the Fixed Rent reserved in this Lease and/or covenanted to be paid for the remainder of the Term (excluding unexercised Renewal Terms), discounted at the rate of 10% per year to present worth; or

            (b) 110% of the Purchase Price specified in the Basic Lease Information.

Landlord shall at the time of such payment under this Paragraph 16E assign and convey the Premises to Tenant free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the express written consent of Tenant), without further consideration. The costs of such transfer, including recording fees and transfer taxes shall be paid by Tenant, except that, if Landlord receives more than 110% of such Purchase Price, Landlord shall pay the portion of such costs, if any, which result in Landlord receiving at least 110% of such Purchase Price.

      F. Until such time as the Agent shall otherwise notify Landlord or until such time as there are no longer any obligations outstanding under the Credit Agreement;

            (i) if default shall occur hereunder at any time, written notice to that effect shall be sent by Landlord to the Agent,

            (ii) if such default shall be a default which can be cured by the payment of money alone, the Agent may remedy such default not later than 5 business days after the receipt of such notice; or

            (iii) if such default shall be a default in observing or performing any other covenant or condition to be observed or performed by Lessee hereunder, the Agent may remedy such default not later than 30 days after receipt of such notice provided that such period may be extended under the circumstances and to the extent provided in Paragraph 15(b).

      In either such event, Landlord or Tenant (as the case may be) shall provide the Agent with any access to the Premises which may be necessary to effectuate any such cure. In no event shall the Agent be obligated to effectuate a cure of any default hereunder.

      During the cure periods described in clauses (ii) and (iii), Landlord shall take no action to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Premises or exercise any other remedies to which it may be entitled under the Lease.

      17.   SUBORDINATION:

      (a) Subordination, Non-Disturbance. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to promptly execute and deliver to Landlord any instruments, releases or other documents that may be required for the purpose of subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as "Mortgage") which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. It is agreed, nevertheless, that so long as there exists no Default, such subordination agreement or other instrument, release or document (herein "Subordination Agreement") shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. Such Subordination Agreement shall provide for a nondisturbance of Tenant's rights hereunder provided Tenant attorns to the holder of such Mortgage. The lien of any such Mortgage shall not cover Tenant's Trade Fixtures or other personal property located in or on the Premises.

      (b) Mortgagee Protection Clause. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Premises a thirty (30) day prior written notice of such act or omission, and until a reasonable period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and the mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

      (c) Attornment. If any mortgagee or other party (a "Purchaser") shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure of any such mortgage or deed of trust or of any action or proceeding for the enforcement thereof or of any sale thereunder or the delivery of a deed to the Premises in lieu of foreclosure, then, upon the written request of such Purchaser so succeeding to landlord's rights hereunder, provided such Purchaser assumes, in writing, the obligations of Landlord hereunder accruing on and after the date such Purchaser acquired title to the Premises, Tenant shall attorn to and recognize such Purchaser as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Purchaser may reasonably request to evidence such attornment. In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, provided such transferee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

      (d) Upon ten business days advance written notice, Tenant agrees to execute, acknowledge and deliver a document substantially in the form of the Assignment of Lease attached hereto as Exhibit B from Landlord to a mortgagee and consented to by Tenant, with such changes therein as may be reasonably requested by an institutional lender, provided no such change alters the rights of Tenant hereunder.

      18. LANDLORD'S RIGHT OF ENTRY: Upon reasonable notice, from time to time during normal business hours, such persons as Landlord or any assignee of Landlord shall designate shall have the right to enter upon the Premises and to inspect same, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord, provided, however, that such activities by Landlord shall be conducted in such a manner as not to interfere with the conduct of business by Tenant at the Premises. If no Event of Default exists hereunder, any such inspections shall be at the expense of Landlord. If an Event of Default exists hereunder, such inspections shall be at the reasonable expense of Tenant. During the final one (1) year of the Term, Landlord shall be entitled to place customary "For Rent" or "For Sale" signs on the Premises. Such persons as Landlord or any assignee of Landlord shall designate shall also have the right to enter upon the Premises for the purpose of making repairs which Landlord is authorized to make under the provisions of this Lease. In the event of an Event of Default under the Credit Agreement the Agent shall have the right to enter onto the Premises for purposes of removing collateral in which the Agent holds a perfected first priority security interest, provided that such removal does not impair the structural integrity of the Premises, and the Agent shall repair any damage to the Premises caused by such removal.

      19. NOTICES: Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

      To Landlord:

      TriNet Essential Facilities VIII N, Inc.
      Four Embarcadero Center, Suite 3150
      San Francisco, California 94111
      Attention:  Mr. Mark S. Whiting

      With a copy to:

      Day, Berry & Howard
      260 Franklin Street
      Boston, Massachusetts 02110
      Attention:  Lewis A. Burleigh, Esq.

      To Tenant:

      Caterair International Corporation
      7811 Montrose Road
      Potomac, Maryland 20854
      Attention:  Law Department

      To Agent:

      Banque Paribas
      787 Seventh Avenue
      New York, New York  10019
      Attention:  Stephen M. Burns

Any party listed in this paragraph 19 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

      20.   STATUS OF LEASE; FINANCIAL DATA:

      A. Upon written request of either party, the other party agrees, within twenty (20) days, to deliver a written status report of this Lease, in the form provided on attached Exhibit C, provided that neither party shall be obligated to provide more than four (4) such status reports per year.

      B. Tenant agrees to deliver to Landlord and to any lender or purchaser designated by Landlord the following information: within 120 days after the end of each fiscal year of Tenant, an audited balance sheet of Tenant and its consolidated subsidiaries as at the end of such year, an audited statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and an audited statement of change in the financial position of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within 60 days after the end of each of the first three fiscal quarters of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of change in financial position of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied. So long as Tenant shall remain a privately-held company, Landlord shall keep any non-public financial information with respect to Tenant furnished by Tenant confidential and shall not disclose such information; provided, however, that such information may be disclosed (i) to its officers, directors, employees, agents, attorneys and accountants in connection with acting as Landlord under this Lease, (ii) to lenders or institutional investors in connection with arranging, modifying or restructuring debt secured by a mortgage lien on the Premises or an assignment of this Lease, so long as any such lender shall execute a confidentiality agreement agreeing not to disclose such financial information, (iii) to potential purchasers in connection with the sale of any interest in the Premises, so long as any such purchaser shall execute a confidentiality agreement agreeing not to disclose such financial information, (iv) in connection with the enforcement of Landlord's rights and remedies hereunder, and (v) as may be required by any governmental or other regulatory entity having jurisdiction or authority over Landlord, or over any lender or investor.

      C. Tenant, upon five (5) business days' advance notice, will permit Landlord and its professional representatives to visit Tenant's offices and discuss Tenant's affairs and finances (insofar as they relate to the Premises or this Lease) with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, Premises or this Lease, provided that Landlord agrees to maintain the confidentiality of information denominated as non-public information provided such information may be provided as required by governmental regulation or court order, and may be provided on a confidential basis to Landlord's counsel and accountants.

      21.   MECHANICS' LIENS:

      Liens and Right of Contest. (a) Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty
(30) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) days prior to the due date thereof (but in no event later than 30 days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if Landlord reasonably deems Tenant to be financially insecure or if any mortgagee or Trust Deed holder of Landlord so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Landlord's mortgagee or trust deed holder) for the payment of the full amount of such lien and, from time to time, deposit additional security or indemnity so that, at all times, adequate security or indemnity will be available for the payment of the full amount of the lien together with all interest, penalties, costs and charges accrued or accumulated thereon.

      If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Overdue Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

      (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

      (c) Tenant shall not create, permit or suffer, and, subject to the provisions of Section 2l(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom.

      22. END OF TERM: (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in the same condition and suitable for the same use in which the Premises was originally received from Landlord except as repaired, rebuilt or altered as required or permitted by this Lease (and/or except for such casualty damage as Tenant shall not be required to repair or restore hereunder), and except for normal wear and tear, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Fixed Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant's Trade Fixtures) therefrom and all alterations and improvements placed thereon by Tenant and not consented to by Landlord, if so requested by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

      (b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to 150% of the Fixed Rent herein provided during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this Paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein at law or at equity.

      (c) All property of Tenant not removed on or before the last day of the term of this Lease shall be deemed abandoned.

Tenant hereby appoints Landlord its agent to remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

      (d) Except for surrender upon the expiration or earlier termination of the term hereof, no surrender to Landlord of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Landlord.

      (e) Notwithstanding the above, upon the expiration or earlier termination of the Term of this Lease, if there are any outstanding obligations under the Credit Agreement, Landlord shall, in the case of an early termination, notify the Agent thereof and within 30 days after such expiration or receipt of such notice of early termination, as the case may be, the Agent shall have the right and Landlord shall provide such access as may be necessary for the Agent to remove from the Premises the collateral upon which it then has a first priority lien.

      23.   ALTERATIONS:

      A. At any time during the Term of this Lease, Tenant shall have the right to make alterations in and to the Premises, provided such alterations are in compliance with all applicable codes, laws, ordinances, rules and regulations, and do not materially reduce the then unencumbered fair market value of the Premises or cause the Premises to violate any terms of this Lease or compromise the structural integrity of the Improvements.

      B. Prior to making any structural alteration the cost of which is estimated to exceed $100,000, Tenant shall submit to Landlord a plan showing the nature and extent of such alterations and shall not proceed with such alterations without Landlord's written consent, which shall not be unreasonably withheld.

      24. MEMORANDUM OF LEASE: The parties agree to promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.

      25. SUBLETTING/ASSIGNMENT: Tenant shall have the right to sublease all or any part of the Premises or assign its interest hereunder, provided that Tenant shall remain primarily liable under this Lease without regard to any sublease or assignment, and provided further that any profit realized upon subletting or assignment shall be the property of Tenant. Tenant shall not mortgage its interest hereunder and any purported mortgage thereof shall be void.

      26.   HAZARDOUS MATERIAL:

      A. Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority, (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, or asbestos-containing materials, except for such impoundments, tanks and asbestos containing material as was on the Premises at the Commencement Date as disclosed to Landlord by an environmental engineer's written report, provided such pre-existing items continue to be in compliance with applicable laws and, to the extent required by Paragraph 22, removed at the end of the Term, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

      B. "Environmental Laws" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. section 6901, et seq. (RCRA), the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. section 9601 et seq. (CERCLA), the Toxic Substance Control Act, as amended, 15 U.S.C. section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. section 136 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. section 6901, et seq.; and, asbestos, pcb's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

      C. Except for liability resulting from or arising out of the sole negligent or willful act of Landlord or its Mortgagee or their agents on or about the Premises or their successors and assigns, Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for five years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant's acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this Paragraph 26C or lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its Mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or its Mortgagee under this Lease or contravene the provisions of any First Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

      D. Tenant, promptly upon the written request of Landlord from time to time, but not more than once in any calendar year unless an Event of Default has occurred and is continuing, shall permit such persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed ("Site Reviewers") to visit the Premises from time to time and perform Environmental site investigations and assessments ("Site Assessments") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises relating to Hazardous Material; provided, however, that any such Site Reviewer in performing any Site Assessment shall not unreasonably interfere with the operations or business of Tenant on the Premises. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises to be in noncompliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within thirty (30) days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of rent. If a Site Assessment conducted under this Paragraph 26D indicates that the Premises are in violation of Environmental Laws or otherwise do not conform to the requirements of this Paragraph 26 at the time the Term is expiring or being terminated, and such violation or nonconformity is attributable to the Tenant, the term of this Lease shall at the option of Landlord (exercised by written notice sent thirty (30) days prior to the expiration or termination of the Term) be extended for the period of remediation of such violation or nonconformity but in no event more than two (2) years from the scheduled expiration of the Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the period of any such extension, except that the annual Fixed Rent shall be the fair market rental for the Premises assuming no such violation or nonconformity has occurred. Such fair market rental shall be mutually agreed upon by the Landlord and Tenant. In the event that the Landlord and Tenant are unable in good faith to agree on such fair market rental, the annual Fixed Rent during the period of any such extension shall be determined by an independent appraiser without regard to any remaining Renewal Term.

      E. Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

      (a) notice or claim to the effect that Tenant is or may be liable to any person as a result of the release or threatened release of any Hazardous Material into the environment;

      (b) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment;

      (c) notice that the Premises is subject to an environmental lien; and

      (d) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises.

      27.   RIGHT OF FIRST REFUSAL:

      During the period ending on the tenth (10th) anniversary of the Commencement Date, Landlord shall not sell or otherwise transfer its interest in the Premises or any portion thereof to a third party unless Landlord shall first have offered to sell the same to Tenant at the price and upon the terms which were offered to Landlord by, or solicited by Landlord from, such third party (the "Initiating Offer"). After notification by Landlord of a bona fide written offer to purchase any or all of the Premises, Tenant shall have ten (10) business days to accept such offer in writing at a price equal to or greater than the Initiating Offer price (less any fees and comissions saved by Landlord because of selling to Tenant), whereupon Tenant shall be legally obligated to purchase the Premises on the terms of such offer. The right of first refusal shall not apply in the case of any foreclosure sale of Landlord's interest in the Premises or any transfer of Landlord's interest in the Premises by way of merger, consolidation or purchase of substantially all of Landlord's assets or in the case of any such transfer to any entity controlling, controlled by or under common control of Landlord, except that Tenant's right of first refusal shall survive any such transfer, and be binding upon the successor to Landlord's interest.

      Upon election by Tenant to exercise its Right of First Refusal:

      (a) If the Initiating Offer price for the Premises and other property leased by Tenant from Landlord is less than $11,200,000, Landlord and Tenant shall enter into a fully binding contract to purchase the Premises within ten
(10) business days of Tenant's exercise of the right of first refusal. Tenant shall deposit within five (5) business days of signing such contract an amount in cash or in an irrevocable standby letter of credit (by a bank acceptable to Landlord) equal to 2% of the agreed upon purchase price. Closing shall occur within twenty (20) business days of execution of the purchase contract.

      (b) If the Initiating Offer price for the Premises and other property leased by Tenant from Landlord is greater than or equal to $11,200,000, Tenant shall obtain a financing commitment from one or more lenders within 45 business days of Tenant's exercise of its right of first refusal. Landlord and Tenant shall enter into a fully binding contract subject to the above mentioned financing commitment, to purchase the Premises within ten (10) business days of Tenant's receipt of the financing commitment. Within five (5) business days of signing the Purchase Contract, Tenant shall deposit into escrow an amount in cash or in an irrevocable standby letter of credit (issued by a bank acceptable to Landlord) equal to 1% of the agreed upon purchase price. Closing shall occur within 20 business days of Tenant's receipt of its financing commitment.

      The right of first refusal shall terminate (a) at the end of the tenth year of the Term, or (b) if Tenant exercises its right of first refusal or makes an unsolicited offer to Landlord to purchase any or all of the properties leased by Landlord to Tenant and fails to complete such purchase.

      The provisions of this paragraph shall not apply to any sale by Landlord into a net-lease investment fund in which Landlord is a general partner for a period of three (3) years from the Closing.

      28.   MISCELLANEOUS PROVISIONS:

      A. This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and assigns of the parties.

      B. The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

      C. This Lease contains the complete agreement of the parties with reference to the leasing of the Premises.

      D. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

      E. Whenever Tenant is required to make payments to Landlord other than Fixed Rent, such payments shall constitute Additional Rent. Whenever Tenant is required to make payment for insurance or taxes, Landlord shall have the right after fifteen (15) days' notice to Tenant, to make the payment for Tenant and to recover such sums from Tenant as Additional Rent plus interest on such sums at the Overdue Rate.

      F. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and same instrument.

      G. The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the fee title, and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

      H. This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the State where the Premises are located.

      I. Anything contained herein to the contrary notwithstanding, so long as Landlord has not entered into any loan agreements affecting the Premises with a cumulative loan-to-value ratio greater than 70%, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (a) Landlord or any director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (b) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, and (c) any other person or entity.

      J. Without the written approval of Landlord and Tenant, no person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

      K. There shall be no merger of this Lease or the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and (b) the fee estate in the Premises.

      L. Notwithstanding anything contained herein to the contrary, the interests of Tenant and Landlord under this Lease are expressly intended by the parties hereto to be construed as a leasehold estate held by Tenant and a fee simple estate held by Landlord, and not as an estate for years held by Tenant or a remainder interest held by Landlord.

      M. The parties hereby recognize that the Agent, on behalf of the Lenders is an intended third party beneficiary of Paragraphs 15(1), 16F, the Agent, on behalf of the Lenders of this Lease for so long as there are any obligations outstanding under the Credit Agreement. The parties shall not amend, change or modify this provision or, while there are any obligations outstanding under the Credit Agreement, provisions to which the Agent is an intended third party beneficiary, without first obtaining the written consent of the Agent.


                  (Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.


                                   TRINET ESSENTIAL FACILITIES VIII N, INC.
                                   Landlord
WITNESS:

/s/Marc F. Malardino                    /s/Mark Whiting
---------------------------             ---------------------------
Marc F. Malardino                       Name:  Mark Whiting
                                        Title: President

                                   CATERAIR INTERNATIONAL CORPORATION
                                   Tenant

WITNESS:

/s/ Regina Rolfe                   By:  /s/Harry J. D'Andrea
---------------------------             ---------------------------
Regina Rolfe                            Name: HARRY J. D'ANDREA
                                        Title: Executive Vice President,
/s/ Constance L. Freitas                       Chief Financial Officer &
---------------------------                    Treasurer
Constance L. Freitas

                                     ANNEX I

                                   DEFINITIONS

      The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

      "Additional Rent" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

      "Agent" is defined in Paragraph 15(1) of this Lease.

      "Basic Lease Information" means the pages preceding this Lease which are hereby incorporated by reference.

      "Certificates" is defined in Paragraph 11 of this Lease.

      "Closing" is defined in Paragraph 3B of this Lease.

      "Commencement Date" is defined in Paragraph 3B of this Lease.

      "Credit Agreement" is defined in Paragraph 15(1) of this Lease.

      "Environmental Laws" is defined in Paragraph 26B of this Lease.

      "Event of Default" is defined in Paragraph 15 of this Lease.

      "First Mortgage" or "Mortgage" shall mean a first mortgage on the Premises given by Landlord to the Mortgagee to secure a loan financing or refinancing the acquisition of the Premises.

      "First Mortgage Note" shall mean a promissory note evidencing a loan secured by a First Mortgage.

      "First Renewal Term" is defined in Paragraph 3C of this Lease.

      "Fixed Rent" is defined in Paragraph 4 of this Lease.

      "Fourth Renewal Term" is defined in Paragraph 3C of this Lease.

      "Imposition" means the various tax and other charges referred to in Paragraph 9.

      "Improvements" is defined in Paragraph 10 of this Lease.

      "Initiating Date" is defined in Paragraph 4C of this Lease.

      "Initial Term" is defined in Paragraph 3A of this Lease.

      "Landlord" is defined in the first Paragraph of this Lease.

      "Lease" is defined in the first sentence of this Lease.

      "Lease Expiration Date" is defined in Paragraph 3A of this Lease.

      "Lenders" is defined in Paragraph 15(1) of this Lease.

      "Lookback period" is defined in Paragraph 4C of this Lease.

      "Mortgagee" shall mean any first mortgagee with respect to the Premises.

      "Overdue Rate" means a rate equal to the prevailing prime rate as shown in the Wall Street Journal or any equivalent publication, plus 400 basis points.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

      "Permitted Encumbrances" means:

      (a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

      (b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters in the title set forth in Schedule B to the policy of owners title insurance (or commitments therefore) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease as shown on Exhibit D attached hereto;

      (c)   The Lease and the rights of Tenant under this Lease;

      "Premises" is defined in Paragraph 1 of this Lease.

      "Purchase Price" is defined in the Basic Lease Information.

      "Rent" means Fixed Rent and Additional Rent.

      "Renewal Term" is defined in Paragraph 3C of this Lease.

      "Renewal Term Commencement Date" is defined in Paragraph 3C of this Lease.

      "Renewal Term Expiration Date" is defined in Paragraph 3C of this Lease.

      "Second Renewal Term" is defined in Paragraph 3C of this Lease.

      "Site Reviewers" is defined in Paragraph 26D of this Lease.

      "Site Assessments" is defined in Paragraph 26D of this Lease.

      "Tenant's Trade Fixtures" means dishwashers, stoves, sinks, refrigerators, walk-in coolers (to the extent they do not constitute a part of an exterior wall), underground storage tanks and other fixtures used in Tenant's business (as opposed to building fixtures customarily found in commercial buildings without regard to the particular business conducted therein).

      "Term" means the Initial Term, together with any Renewal Terms and any automatic extension of either thereof pursuant to the terms of this Lease.

      "Third Renewal Term" is defined in Paragraph 3C of this Lease.

                                  Exhibit A                  #479 Orlando, FL

All that certain real property situated in Orange County, State of Florida, and described as follows:

Commence at a railroad spike marking the Northeast corner of Section 31, Township 23 South, Range 30 East, Orange County, Florida; thence South 89 degrees 44' 44" West (bearings are based on U.S.C. & G.S. Plane Coordinate System, East Zone of Florida, 1927 N.A.D.), along the Northerly boundary of said
Section 31 (being also the baseline of McCoy Road) 988.22 feet to a point; thence South 00 degrees 13' 46" East, 490.00 feet along the West line of Block "A", CASTLE TERRACE, recorded in Plat Book "V" Page 115, Public Records of Orange County, Florida, to a point on the South right of way of Collingswood Drive for a point of beginning; thence continue South 00 degrees 13' 46" East,
836.26 feet to the South line of the West 1/2 of the West 1/2 of the NE 1/4 of the NE 1/4 of said Section 31; thence South 89 degrees 39' 05" West, 329.20 feet along said South line; thence North 00 degrees 09' 41" West, 353.16 feet along the West line of the West 1/2 of the West 1/2 of the NE 1/4 of the NE 1/4 of said Section 31, thence North 89 degrees 39' 05" East, 289.78 feet; thence North 00 degrees 13' 46" West 483.15 feet; thence North 89 degrees 44' 44" East, 30.00 feet to the point of beginning.

                                    EXHIBIT B

                        ASSIGNMENT OF LEASE AND AGREEMENT

                                      from

                     HOLMAN/SHIDLER CORPORATE CAPITAL, INC.

                                       To

                               ------------------

                            Dated as of _____________

      ASSIGNMENT OF LEASE AND AGREEMENT, dated as of ___________, (herein, together with all supplements and amendments hereto, called this Agreement), from Holman/Shidler Corporate Capital, Inc. (herein called Assignor), having an address at Four Embarcadero Center, San Francisco, California 94111 to ______________ having an address at ___________________ (herein, together with its successors and assigns as assignee, called the Assignee).

      To refinance a portion of the cost to Assignor of acquiring a fee simple interest in the land described in Schedule A hereto and a fee simple interest in the improvements located thereon (such land together with such improvements being collectively called the Property), with the execution and delivery hereof, is borrowing from the Assignee the amount of $_____________ such borrowing being evidenced by its Note. The Property has been leased by Assignor to Caterair International Corporation, a Delaware corporation (the Lessee), under a Lease Agreement, dated as of _______________, 1993 (herein, together with all supplements and amendments thereto, and any memorandum or short form thereof entered into for the purpose of recording, registration or filing, called the Lease) between Assignor, as lessor, and Lessee, as lessee.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor agrees as follows:

      1. Assignor, in furtherance of the covenants of the Mortgage and as security for the payment of the principal of, premium, if any, and interest and all other sums payable on the Note and of all other sums payable under the Mortgage, and the performance and observance of the provisions thereof, has assigned, transferred, conveyed and set over, and by these presents does assign, transfer, convey and set over to the Assignee, all of Assignor's estate, right, title and interest in, to and under the Lease together with all rights, powers, privileges, options and other benefits of Assignor as lessor under the Lease, including, but not by way of limitation, (i) the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, moneys and security payable or receivable under the Lease or pursuant to any of the provisions thereof, whether as rents or as the purchase price of the Property or otherwise (except sums payable directly to any person other than the lessor thereunder), (ii) the right to accept any offer by Lessee to purchase the Property, or part thereof, or any award payable in connection with a taking thereof, (iii) the right and power (which right and power are coupled with an interest) to execute and deliver, as agent and attorney-in-fact of Assignor, an appropriate deed or other instrument necessary to convey the Property, any part thereof or any award payable in connection with a taking thereof to the Lessee if the Lessee becomes obligated to purchase the Property, any part thereof or any award payable in connection with a taking thereof, (iv) the right to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any purchase and conveyance referred to in clause (iii) above, (v) the right to make all waivers and agreements, (vi) the right to give all notices, consents and releases, (vii) the right to take any legal action upon the happening of a default under the Lease including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of the Lease or by law or in equity and (viii) the right to do any and all other things whatsoever which Assignor or any lessor is or may be entitled to do under the Lease.

      2. The assignment made hereby is executed as collateral security, and the execution and delivery hereof shall not in any way impair or diminish the obligations of Assignor under the provisions of Lease nor shall any of the obligations contained in the Lease be imposed upon the Assignee. Upon the payment of the principal of and premium, if any, and all accrued interest on the Note and of all other sums payable on the Note and under the Mortgage and the performance and observance of the provisions thereof, or upon a release of the Property from the lien of the Mortgage pursuant to the provisions of the Mortgage, said assignment and all rights herein assigned to the Assignee shall cease and terminate and all the estate, right, title and interest of Assignor in and to the above-described assigned property shall revert to Assignor, and the Assignee shall, at the request of Assignor, deliver to Assignor an instrument in recordable form cancelling this Agreement and reassigning to Assignor the above-described assigned property.

      3. Assignor hereby designates the Assignee to receive all payments of Fixed Rent, Additional Rent, purchase prices and other sums payable to the lessor under the Lease and to receive duplicate original copies of all notices, undertakings, demands, statements, documents and other communications which Lessee is required or permitted to give, make, deliver to or serve upon the lessor under the Lease. By its acceptance hereof, Assignee agrees that any moneys received by Assignee hereunder which are in excess of Fixed Rent, Additional Rent, purchase prices or other amounts payable by the Lessee on or about the date the same are due and payable, shall be paid to the Assignor or its order within 10 days of receipt thereof. Assignor hereby directs the Lessee to deliver to the Assignee, at its address set forth above or at such other address as the Assignee shall designate, duplicate original copies of all such notices, undertakings, demands, statements, documents and other communications and no delivery thereof by the Lessee shall be of any force or effect unless made to Assignor and also made to the Assignee as herein provided.

      4. Assignor represents to the Assignee that Assignor has not executed any other assignment of the subject matter of this Assignment which has not been released or assigned to Assignee other than the Mortgage and that the Lease is in full force and effect and the Lease is not in default.

      5. Assignor agrees that said assignment and the designation and direction to the Lessee hereinabove set forth are irrevocable (except as expressly provided in Paragraph 2), and that it will not take any action as lessor under the Lease or otherwise which is inconsistent with said assignment, or make any other assignment, designation or direction inconsistent therewith, and that any assignment, designation or direction inconsistent therewith shall be void. Assignor will, from time to time upon the request of the Assignee execute all instruments of further assurance and all such supplemental instruments with respect to this Agreement as the Assignee may specify.

      6. Assignor and Assignee hereby agree, and Assignor hereby agrees and hereby undertakes to obtain the agreement of Lessee, as follows:

            (a) That Lessee consents to the provisions of this Assignment, and agrees to pay and deliver to Assignee or the last person or entity designated by Assignee (which designation shall be revocable by Assignee unless by its terms any such revocation would require the consent of such designee) all rentals and other sums assigned to Assignee pursuant to this Agreement, in accordance with the terms of the Lease, and will not assert any offset, counterclaim, deduction or defense deferment, abatement or diminution (except as is expressly provided for in the Lease), in any proceeding brought under this Agreement or otherwise, whether this

            Assignment shall have been terminated by operation of law or otherwise and will not, for any reason whatsoever (except as is expressly provided for in the Lease), seek to recover from Assignee any moneys paid to Assignee by virtue of this Agreement. That until the termination of this Agreement: (i) all sums payable by Lessee to Assignee pursuant to the Lease, as provided for in the preceding sentence shall be paid in such manner that Assignee shall have "collected funds" on the date on which such sums are due and payable, and wired to the account of Assignee at ________ or to such other address or manner as may be specified by the Assignee by written notice to Lessee, (ii) Lessee shall deliver to Assignee, at ___________ _______________________ or the person or entity designated by Assignee duplicate original copies of all notices, undertakings, demands, statements, documents, other communications, and other instruments which Lessee may deliver pursuant to the Lease, and no delivery thereof by Lessee shall be of any force or effect unless also made to Assignee as herein provided, (iii) any notice given to Lessee by Assignee or its designee shall be effective as a notice given to Lessee by Assignor as lessor under the Lease; provided that in the event Lessee shall receive conflicting notices, Lessee shall be entitled to rely on any notice received from Assignee (or its designee), (iv) Assignee shall not by reason of the assignment hereunder be subject to any liability or obligation under the Lease prior to foreclosure of the Mortgage and,
            (v) any waiver, consent or approval under the Lease shall not be valid unless approved by Assignee, (vi) no payment of sums or delivery of notices or other instruments by Lessee shall be of any force or effect under the Lease (1) unless paid to Assignee or delivered to Assignee and Assignor, as the case nay be, as provided above and (2) until actually received by Assignee, and Assignor (if applicable). Payments made to Assignee (or its designee) pursuant to this Assignment by Lessee in accordance with the Lease shall constitute payment of Lessee's obligations under the Lease.

            (b) Assignor and Lessee will not unilaterally or by agreement, subordinate, amend, modify, extend, terminate or otherwise change any term of the Lease (except as expressly permitted by the Lease) without the prior written consent thereto of Assignee and any such attempted subordination, amendment, modification, extension, termination or change without such consent shall be void. If the Lease shall be amended as permitted hereby, it shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. Lessee will remain obligated under the Lease in accordance with its terms, and without the consent of Assignee, Lessee will not take any action to terminate (except as expressly permitted by the Lease), rescind or avoid the Lease, notwithstanding
            (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Assignor or any assignee of Assignor, (ii) any action with respect to the Lease which may be taken by any assignee, trustee, or receiver of Assignor or of any such assignee or by any court in any such proceedings or (iii) any right of set-off or counterclaim, or any defense, or any other right or claim, of any person arising under this Agreement or the Lease.

            (c) Until the termination of this Agreement, notice of rejection by any person of an offer by Lessee pursuant to the Lease to purchase interests in the Premises (without the prior written consent of Assignee) shall be void and ineffective unless accompanied by the written consent of Assignee; and notice of acceptance of any offer of Lessee to purchase interests in the Premises pursuant to the Lease shall be deemed validly given for all purposes if given by Assignee. In addition, notice of rejection of any offer of Lessee to purchase interests in the Premises pursuant to the Lease shall be deemed validly given for such purposes if given by Assignee. If Lessee shall purchase Assignor's interest in the Premises, Lessee shall accept a deed and other instruments transferring and conveying such interests which is executed and delivered by Assignee, which instrument shall be effective to convey the Premises to Lessee with title as provided in and otherwise in accordance with the Lease, pursuant to which such deed or instrument is delivered. If Assignee shall elect to institute any judicial proceeding before transferring said interests in the Premises, the Lease shall not terminate, but shall continue in full force and effect until the transfer and purchase shall have been consummated.

            Lessee shall be entitled to rely upon, and entitled to the benefits of, the provisions of this Paragraph 6. Lessee shall be entitled to rely upon any actions taken by Assignee in accordance with this Agreement and Lessee shall not be required to verify whether or not Assignee or Assignor has complied with the provisions of this Agreement. Assignor and Assignee agree, and such consent may provide, that Lessee shall not be bound by any amendment or modification to this Agreement to which Lessee shall not have consented in writing. By acceptance of this Agreement, Assignee agrees that, it shall, upon twenty (20) days notice from Assignor or from Lessee requesting the same, execute and deliver to the party requesting the same its certificate stating whether or not, to its actual knowledge, the Lease and this Agreement are in full force and effect and whether or not, to its actual knowledge no default has occurred under any thereof.

      7. Assignor and Assignee agree that if, on the date of purchase of the Property by Lessee pursuant to any provision of the Lease, Assignor shall be unable to convey the Property to Lessee free of all liens, encumbrances, charges, exceptions and restrictions which (i) have been created by or have resulted from acts or the failure act of Assignor and not resulting from any act or failure to act of Lessee and (ii) have not been consented to by Lessee (except liens and encumbrances required to be discharged by Lessee pursuant to the Lease), then in any such event, Lessee shall have an option to purchase the Note. Lessee shall exercise such option by notifying Assignee, in writing, not later than sixty (60) days after the date of purchase provided for under the Lease, of Lessee's intention to purchase the Note on any business day specified in such notice, at the respective prices equal to the then unpaid principal amount of the Note, together with the respective interest accrued and unpaid thereon to the date of such purchase. Lessee shall pay all costs, expenses and disbursements of Assignor and Assignee in connection with such purchase and assignment including, but not by way of limitation, the cost of federal, state and local taxes (except any estate, inheritance, succession or income taxes of Assignor and Assignee, applicable to the transfer of the Note). The Note, pursuant to its terms and by virtue of the acceptance hereof by the Assignee, shall be subject to the provisions of this Paragraph 7. On the date of purchase of the Note, the holder of the Note shall deliver to Lessee at its address set forth above, the Note, endorsed (without recourse to such holder) to Lessee, against receipt by the holder of the Note of the purchase price therefor. From and after the date of such purchase, the Assignee shall have no further interest in the Property or the Lease. Lessee, upon such purchase of the Note, shall be entitled to any and all rights and privileges granted to the owner of the Note.

      8. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument. This Agreement shall be governed by the law of the state in which the Property is located.

      9.  The following is Schedule A referred to in this Agreement.

      IN WITNESS WHEREOF, Assignor has caused this Agreement to be signed as of the date first above written.

                           HOLMAN/SHIDLER CORPORATE CAPITAL, INC.

                          By: ___________________________________
                              Name:
                              Title:

CONSENTED TO:

CATERAIR INTERNATIONAL CORPORATION

By: ______________________________
    Name:
    Title:

                                                                       EXHIBIT C

                                  STATUS REPORT

The undersigned, _________________________, a ____________ corporation is the
___________________ under a Lease Agreement (the "Lease"), dated as of ________ 1993, between Caterair International Corporation, a Delaware corporation, (the "Tenant") and TriNet Essential Facilities VIII N, Inc., a Maryland corporation, as landlord (the "Landlord") of certain real property located in ____________________ as described on attached Exhibit A (the "Premises"). The undersigned hereby represents, certifies and agrees as follows:

      1. The Lease constitutes the entire agreement between the parties with respect to the Premises and the Improvements and is in full force and effect and has not been modified, supplemented, canceled or amended in any respect.

      2. The term of the Lease commenced on __________ 1993 and continues through at least ___________, 2018. The Tenant is currently obligated to pay rent in monthly installments in an amount not less than $________ per month, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been prepaid more than one month in advance.

      3. No event has occurred or is continuing which would constitute a default by either the Tenant or Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. No offset exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

      IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the authorized officers of the undersigned as of _______________.

                                         ---------------------------


                                         By: _______________________
                                             Name:
                                             Title:

                                                                #479 Orlando, FL

                                    EXHIBIT D

1.    Liens for taxes and assessments not yet due and payable.

2. Easement in favor of Southern Bell Telephone and Telegraph Company by A.L. Rollins dated June 27, 1959, contained in Exchange Plant Permit recorded July 6, 1959, in Official Records Book 567, Page 680, of the Public Records of Seminole County, Florida.

3. Easement from Marriott Corporation in favor of Florida Power Corporation contained in Easement dated October 27, 1975, recorded December 17, 1975, in Official Records Book 2666, Page 802, of the Public Records of Seminole County, Florida.

4. Reciprocal Non-Exclusive Right of Way Easement between McCoy Bee Line Properties, Ltd., a Florida limited partnership, and Marriott Corporation, a Delaware corporation, dated October 27, 1975, filed January 16, 1976, in Official Records Book 2672, Page 1579, of the Public Records of Seminole County, Florida.

5. Agreement between Marriott Corporation, a Delaware corporation, and the City of Orlando dated October 27, 1975, filed October 31, 1975, in Official Records Book 2656, Page 886, of the Public Records of Seminole County, Florida.

6. Easement from Marriott Corporation, a Delaware corporation, in favor of Sidco Realty Corporation, a Florida corporation, recorded July 12, 1989, in Official Records Book 4096, Page 2547, of the Public Records of Orange County, Florida

7. Lease between Caterair International Corporation and TriNet Essential Facilities VIII N, Inc.

                               EXHIBIT E TO LEASE

                      Per December 5, 1991 Eckland Reports

                      Normal Maintenance to be Completed       Normal Maintenance to be Completed no
                       no Later than 2nd Anniversary of          Later than 5th Anniversary of
                             Commencement Date                        Commencement Date

LaGuardia - #351                                               Roof Repairs and Installation of Flood
                                                               Coat; Install Sealant and Caulking to Masonry
                                                               Walls; Paint Dock Metal Ceiling and Truck Door
                                                               Stairs

LaGuardia - #375         Install Pipe Bollards at Track Dock   Masonry Tuckpointing at Parapet Walls,
                         Support Steel & Piers                 etc.; Repair/Replace Kitchen and Truck Dock
                                                               Ceiling Tiles; Repair and Paint Loading
                                                               Dock Chairs & Paint Service Doors; General
                                                               Roof Repairs and Repair Flashings;
                                                               Replacement of Terra Cotta Coping with
                                                               Aluminum

Miami-#361               General Roof Repair, Regraveling,
                         etc.; Cut and Re-cover Roofing Ply
                         Blisters; Replace Cracked and Broken
                         Loading Dock Concrete Slab; Replace
                         Roof, Insulation and Flashing;
                         Replace 5 HVAC Compressors

Miami-#366               2nd floor Bathroom Repairs; Clean,    Replace 5 HVAC Compressors and 2 Air
                         Prime and Repaint Rust on Roof        Handlers; Repair and Retube 2 Hot Water
                         Exhaust Hoods                         Boilers

Miami-#702               Prime and Paint Exposed Metal
                         Downspouts and Scuppers; Repair
                         Built-up Roof, Insulation and
                         Flashing

                      Normal Maintenance to be Completed       Normal Maintenance to be Completed no
                       no Later than 2nd Anniversary of          Later than 5th Anniversary of
                             Commencement Date                        Commencement Date

Seattle-#318                                                     Construction of Additional Roof Drains for
                                                                 Perimeter Drainage; Replacement of Two
                                                                 Original Rooftop Heating units

Orlando-#479                                                     Repair and Fill Cracks in Asphalt Pavement,
                                                                 Repair Apron Cracks, and Reseal and
                                                                 Restripe Parking Lot; Clean and Retube Hot
                                                                 Water Boilers

Philadelphia-#376        Repair of Masonry from Truck Impacts
                         and Dock Repairs; Application of
                         Silicone Sealant to Exterior Wall
                         Cracks; Roof Repairs (flood coat,
                         regravel and skylight)

Reno-#303                Replace Gas Connections with Flexible
                         Connectors; Clean Kitchen Fan and
                         Ductwork, Repair HVAC Corrosion

Minneapolis-#397         Replace/Repair Steel Beams             New Roof; Woodscreens for Rooftop Units;
                         Supporting Condensor Units

                                                                Caulking of Masonry Wall; Repair of
                                                                Downspouts; Tuckpointing of Openings and
                                                                Cracks in Mortar Joints

                         Repair Steel Column Supporting Truck
                         Dock Roof

                                                                Repair of Quarry Tile Floor; Repair of
                                                                Asphalt Pavement; Sealcoating of Asphalt
                                                                Pavement for Moisture Protection